Exhibit 99.1

The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413
866-417-7133
FOR IMMEDIATE RELEASE
THE ST. JOE COMPANY EXPANDS BOARD OF DIRECTORS
Appoints Bruce R. Berkowitz and Charles M. Fernandez
of Fairholme Capital Management
WaterSound, FL — December 16, 2010 — The St. Joe Company (NYSE: JOE) today announced that Bruce R. Berkowitz and Charles M. Fernandez have been elected to the Company’s Board of Directors, effective as of January 1, 2011. The Board will then be comprised of nine members, eight of whom are independent. Messrs. Berkowitz and Fernandez are the Managing Member and President, respectively, of Fairholme Capital Management, L.L.C.
“We are delighted to add Bruce and Charles to St. Joe’s Board of Directors,” said Hugh M. Durden, Chairman of the Board of Directors. “Bruce and Charles, both of whom bring strong experience and valuable strategic insight to our team, have a deep understanding of our business and its inherent long-term potential. These attributes, coupled with their capital markets expertise, will be immensely valuable to St. Joe going forward. We look forward to their meaningful contributions to the Company.”
Mr. Berkowitz said, “St. Joe has uniquely valuable assets and some of the most attractive, concentrated and well-managed real estate in the U.S. The value is in its development expertise, communities, infrastructure, entitlements, master plans, timberlands and most importantly the Company’s long-term vision. I am confident that St. Joe is well-positioned to succeed and look forward to working with management and the Board to deliver long-term value to all shareholders.”
Mr. Fernandez said, “With its enviable balance sheet and restructured operations, St. Joe is well positioned to maximize the value of its properties and assets. I look forward to joining the Board and contributing to the effort.”
Mr. Berkowitz is the Managing Member of Fairholme Capital Management. He is also the President and a Director of Fairholme Funds, Inc. and has been the lead manager of the Fairholme portfolio management team since its inception. Mr. Fernandez is the President of Fairholme Capital Management and is the Vice President and a Director of Fairholme Funds,

Inc. He has served as a member of the Fairholme portfolio management team since January 2008.
Investment research firm Morningstar recently recognized Mr. Berkowitz as the U.S. stock manager of the decade. Client assets managed by Mr. Berkowitz at Fairholme Capital Management are currently valued at approximately $20 billion. Advisory clients of Fairholme Capital Management hold approximately 29% of the outstanding common stock of St. Joe.
About St. Joe
The St. Joe Company, a publicly held company currently based in WaterSound, is one of Florida’s largest real estate development companies and Northwest Florida’s largest private landowner. St. Joe is primarily engaged in real estate development and sales, with significant interests in timber. More information about the Company can be found on its website at www.joe.com.
Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this press release and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q.
© 2010, The St. Joe Company. “St. Joe”, and the “Taking Flight” design are service marks of The St. Joe Company.

St. Joe Investor Contact:
David Childers
904.301.4302
dchilders@joe.com
St. Joe Media Contacts:
James McCusker — ICR, Inc.
203.682.8245
jmccusker@icrinc.com
Bo Park — ICR, Inc.
646.277.1222
bo.park@icrinc.com